Item C.

Shareholder Voting Results


There was a special
meeting of shareholders
held on February 17, 2006,
at which the shareholders
of each Fund were asked to
consider several
proposals:


1.  To elect Trustees of the Trust.


No. of Shares
% of Oustanding Shares
% of Shares Voted
Phillip R. Cox



Affirmative
24,426,220.009
55.617%
99.249%
Withhold
184,900.000
0.421%
0.751%
TOTAL
24,611,120.009
56.038%
100.000%




Donald C. Siekmann



Affirmative
24,427,029.009
55.619%
99.252%
Withhold
184,091.000
0.419%
0.748%
TOTAL
24,611,120.009
56.038%
100.000%




Robert E. Stautberg



Affirmative
24,427,593.009
55.620%
99.254%
Withhold
183,527.000
0.418%
0.746%
TOTAL
24,611,120.009
56.038%
100.000%




Jill T. McGruder



Affirmative
24,425,057.009
55.614%
99.244%
Withhold
186,063.000
0.424%
0.756%
TOTAL
24,611,120.009
56.038%
100.000%












2(a)  To approve a new
investment advisory
agreement between the
Trust, on behalf of the
Fund and



Touchstone Advisors, Inc.
and/or







2(b)  To approve a new
investment sub-advisory
agreement for the Fund.









CIP Sands Capital
Institutional Growth
Portfolio






No. of Shares
% of Oustanding Shares
% of Shares Voted
2(a) Advisory Agreement



Affirmative
17,611,942.591
42.160%
77.640%
Against
65,628.000
0.157%
0.289%
Abstain
204,172.000
0.489%
0.900%
Broker Non-votes
4,802,505.000
11.496%
21.171%
TOTAL
22,684,247.591
54.302%
100.000%




2(b) Sub-Advisory
Agreement



Affirmative
17,539,100.320
41.985%
77.318%
Against
66,325.000
0.159%
0.293%
Abstain
276,317.271
0.662%
1.218%
Broker Non-votes
4,802,505.000
11.496%
21.171%
TOTAL
22,684,247.591
54.302%
100.000%










CIP JSAM Large Cap
Value Portfolio






No. of Shares
% of Oustanding Shares
% of Shares Voted
2(a) Advisory Agreement



Affirmative
1,116,094.765
77.624%
90.883%
Against
0.000
0.000%
0.000%
Abstain
571.000
0.039%
0.046%
Broker Non-votes
111,395.000
7.747%
9.071%
TOTAL
1,228,060.765
85.410%
100.000%




2(b) Sub-Advisory
Agreement



Affirmative
1,116,094.765
77.624%
90.883%
Against
0.000
0.000%
0.000%
Abstain
571.000
0.039%
0.046%
Broker Non-votes
111,395.000
7.747%
9.071%
TOTAL
1,228,060.765
85.410%
100.000%










CIP JSAM Value
Portfolio






No. of Shares
% of Oustanding Shares
% of Shares Voted
2(a) Advisory Agreement



Affirmative
595,677.653
84.310%
85.242%
Against
11,260.000
1.594%
1.611%
Abstain
0.000
0.000%
0.000%
Broker Non-votes
91,874.000
13.004%
13.147%
TOTAL
698,811.653
98.908%
100.000%




2(b) Sub-Advisory
Agreement



Affirmative
595,677.653
84.310%
85.242%
Against
11,260.000
1.594%
1.611%
Abstain
0.000
0.000%
0.000%
Broker Non-votes
91,874.000
13.004%
13.147%
TOTAL
698,811.653
98.908%
100.000%